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                                                                     EXHIBIT 21


                         SUBSIDIARIES OF THE REGISTRANT

      The following is a list of all subsidiary corporations of the registrant. All subsidiaries are wholly-owned by the Company, except that Buckley Mining Corporation and Plastics Universal Corporation are wholly-owned subsidiaries of Ada Mining Corporation. The Company's consolidated financial statements include the accounts of all subsidiaries.

                                                            State of
                      Subsidiary                         Incorporation
               ------------------------                  -------------

         Adams Resources Exploration Corporation            Delaware
         Kirbyville Marketing Co., Inc.                     Texas
         Service Transport Company                          Texas
         Bayou City Pipelines, Inc.                         Texas
         Ada Crude Oil Company                              Texas
         Ada Mining Corporation                             Texas
         Classic Coal Corporation                           Delaware
         Plastics Universal Corporation                     Kentucky
         CJC Leasing, Inc.                                  Kentucky
         Buckley Mining Corporation                         Kentucky
         GulfMark Energy, Inc.                              Texas
         Ada Resources, Inc.                                Texas


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